Exhibit 10.1

STOCK PURCHASE AGREEMENT

This agreement made and entered into by and between Ralph T. Hurley and wife, Willa Dean Hurley hereinafter referred to as (“Seller”) and Volunteer Bancorp, Inc., a corporation organized and existing under the laws of the State of Tennessee, hereinafter referred to as (“Volunteer”).

WHEREAS, Seller is the owner of 85,500 shares of the common stock of Volunteer (“stock”) which shares are held in Seller’s sole name and are held by Seller without lien or encumbrance thereon; and,

WHEREAS, Volunteer wishes to purchase the stock from Seller; and

WHEREAS, Seller and Volunteer have entered into an agreement setting a price and the terms whereby Volunteer shall purchase the stock from Seller;

NOW, THEREFORE, WITNESSETH that for and in consideration of the mutual agreements, covenants and undertakings hereinabove and hereinafter set forth; including the transfer and exchange of the stock and the purchase price the parties do hereby agree as follows:

1. Seller shall convey one hundred percent (100%) of the stock to Volunteer for the purchase price of $22.00 per share for a total consideration of $1,881,000.00.

2. Volunteer shall buy stock from Seller in four (4) equal transactions and exchange of stock and purchase price as follows:

a.) Upon execution of this instrument Volunteer shall pay to Seller the sum of $470,250.00 and Seller shall deliver to Volunteer 21,375 shares, (one-fourth of total shares of stock)

b.) Subsequent to January 1, 2007 but prior to June 1, 2007 Volunteer shall pay to Seller the sum of $470,250.00 and Seller shall deliver to Volunteer 21,375 shares. (one-fourth of total shares of stock)

c.) Subsequent to January 1, 2008 and prior to June 1, 2008 Volunteer shall pay to Seller the sum of $470,250.00 and Seller shall deliver to Volunteer 21,375 shares. (one-fourth of total shares of stock)

d.) Subsequent to January 1, 2009 and prior to June 1, 2009 Volunteer shall pay to Seller the sum of $470,250.00 and Seller shall deliver to Volunteer 21,375 shares. (the remaining shares of seller’s stock)

3. In the event Volunteer should wish to accelerate the Purchase/Payment Schedule set forth above in paragraph number 2 and purchase Seller’s stock not previously conveyed to Volunteer, Volunteer may do so by giving Seller 30 days written notice of Volunteer’s intent to purchase any portion or all of the remaining balance of stock, and the date upon which Volunteer wishes to consummate the purchase of the remaining stock. Seller shall then deliver over unto Volunteer the number of shares of stock to be purchased by Volunteer.

4. So long as Seller shall be the owner of record, of any shares of stock, upon the record date that a dividend is declared; seller shall be entitled to said dividend as to all shares of stock remaining in sellers’ name upon the stock ledger of Volunteer.

5. Seller warrants he is the owner of 100% of the stock, and that the same is free and clear of lien and/or encumbrance and shall remain free and clear of lien and/or encumbrance during the term of this agreement.

6. This agreement shall be binding upon the heirs, administrators, executors, successors and assigns of each of the parties hereto and may be enforced by a complaint for specific performance in a court of competent jurisdiction.

7. In the event either party is required to employ legal counsel and pursue legal action to enforce the terms of this agreement, then the prevailing party shall be entitled to collection of all costs and expenses incurred in the enforcement of the agreement including, but not limited to, reasonable attorney’s fees.

IN WITNESS WHEREOF the parties have hereunto set their hands on this the 13th day of APRIL 2006.

Ralph T. Hurley

Willa Dean Hurley

VOLUNTEER BANCORP, Inc.

By: Reed matney

Title: President

STATE OF TENNESSEE COUNTY OF HAWKINS

Personally appeared before me, the undersigned Notary Public in and for said county, the within named bargainor, RALPH T. HURLEY, with whom I am personally acquainted (or proved to me in the basis of satisfactory evidence), and who acknowledged that he executed the within instrument for the purposes therein contained.

WITNESS my hand and official seal at office, this 13th day of April, 2006.

Notary Public My Commission Expires: 07-31-07

STATE OF TENNESSEE

COUNTY OF HAWKINS

Personally appeared before me, the undersigned Notary Public in and for said county, the within named bargainor, WILLA DEAN HURLEY, with whom I am personally acquainted (or proved to me in the basis of satisfactory evidence), and who acknowledged that She executed the within instrument for the purposes therein contained.

WITNESS my hand and official seal at office, this 13th day of April, 2006.

Notary Public

My Commission Expires: 07-31-07

STATE OF TENNESSEE COUNTY OF HAWKINS

Before me, a Notary Public in and for the state and county aforesaid, personally appeared Reed matney with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged himself to be the President of the VOLUNTEER BANCORP, Inc.,

the within named bargainor, and that he, as such President being authorized to do so, executed the foregoing instrument for the purposes therein contained.

WITNESS my hand and official seal at office, this 13th day of

April, 2006.

Notary Public My Commission Expires: 07-31-07